PSI CORP. ANNOUNCES MANAGEMENT CHANGES

COLORADO SPRINGS, Colo., July 7, 2010 (GLOBE NEWSWIRE) -- PSI Corp. (Pink Sheets: PSCP:PK News), operating as Pantel Systems, Inc., today announced important management changes.

Eric L. Kash, the CFO of the Company, has been additionally named acting CEO and acting Chairman, pending final approval at the next meeting of the Board. David Foni resigned as a member of the Board of Directors and as CEO of the Company on June 30, 2010 in order to pursue new business opportunities. The Board thanks him for his service and wishes him success in his future endeavors.

In addition, the Company welcomes Herbert B. Soroca as a new Board member. Mr. Soroca is the Founder and President of North Cove Capital Advisors in Stamford, Conn., which provides advice to emerging growth companies in the areas of finance, management and strategy. A Wall Street veteran, he has overseen public offerings, PIPEs, and private debt and equity placement. He earned his AB from Columbia College and his JD from the Columbia University School of Law.

PSI Corp. will file a Form 8K regarding these management changes as soon as possible.

About PSI Corp

PSI Corp. (PSI) (PSCP.PK), operating as Pantel Systems, Inc., provides innovative interactive customer communications systems and applications. The Company has three patents pending for its multi-function coupon kiosks. For additional information, please visit www.pantelsystems.com. www.psicoupons.com

Forward-Looking Statements Disclosure

This press release may contain "forward-looking statements" within the meaning of the federal securities laws. In this context, forward-looking statements may address the Company's expected future business and financial performance, and often contain words such as "anticipates," "believes," "estimates," "expects," "hopes," "intends," "plans," "seeks," "will," and other terms with similar meaning, including, but not limited to, statements regarding the entry into new vertical markets and new geographical regions. These forward-looking statements by their nature address matters that are, to different degrees, uncertain. Although the Company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can provide no assurances that these assumptions will prove to be correct. In connection with the "safe harbor" provisions of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, important factors that, among others, could cause or result in actual results and experience to differ materially from the Company's anticipated results, projections, or other expectations are disclosed in the Company's filings with the Securities and Exchange Commission. All forward-looking statements in this press release are expressly qualified by such cautionary statements, risks, and uncertainties, and by reference to the underlying assumptions.

Contact:

Stanley Wunderlich, CEO

Consulting for Strategic Growth 1

Tel: 1-800-625-2236 ext. 7770

Fax: 1-646-514-1177

Email: info@cfsg1.com www.cfsg1.com